UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report:  March 2, 2008
(Date of earliest event reported)

E*TRADE FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 East 57th Street
New York, New York 10022
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (646) 521-4300

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2008, the Board of Directors of E*TRADE Financial Corporation (the “Company”) appointed Chairman Donald H. Layton, age 57, to serve as the Company’s Chief Executive Officer. Mr. Layton, a 32-year financial services industry veteran, was elected Chairman of the Board on November 29, 2007, after serving as an advisor to the Board during November 2007.  Mr. Layton will continue to serve as a Director and Chairman of the Board. R. Jarrett Lilien, who was appointed acting CEO on November 29, 2007, will resume his role as President and Chief Operating Officer and remain a Director of the Company. The Board has appointed C. Cathleen Raffaeli, who is a Director of the Company, as Lead Independent Director.

Mr. Layton will receive an annual base salary of $1,000,000, and the Company granted to Mr. Layton stock options and restricted stock, which will vest on a quarterly basis through 2009 and have an initial aggregate value of approximately $15.4 million (with the value for the stock options based on an option valuation methodology and for restricted stock based on the intrinsic value on the grant date).  Mr. Layton and the Company will enter into an employment agreement with a term through 2009, which will provide for no further equity grants and no opportunity for any cash bonuses during the term.  Under the employment agreement, if Mr. Layton is terminated without cause, or if after a change in control, he resigns for “good reason” (as defined in the Company’s previously filed form of executive employment agreement), he will receive a severance payment of $5 million and accelerated vesting of his equity awards.  He will not receive separate compensation as Chairman or as a director.

Mr. Layton’s 32 years of experience in financial services includes 29 years at JPMorgan Chase & Co. and its predecessors.  Prior to his retirement in 2004 from J.P. Morgan Chase & Co., Mr. Layton was Vice Chairman and a member of its three-person Office of the Chairman and its Executive Committee. Previously, Mr. Layton had been Co-Chief Executive Officer of J.P. Morgan, the investment bank of J.P. Morgan Chase & Co.  Prior to the merger of Chase Manhattan and JPMorgan in 2000, Mr. Layton had been responsible since 1996 for Chase’s worldwide capital markets and trading activities, including foreign exchange, risk management products, emerging markets and fixed income. Mr. Layton, as Senior Advisor to the Securities Industry and Financial Markets Association, chairs an industry committee developing a stand-by dealer financing capability for government and other securities. He is also a member of the Federal Reserve Bank of New York’s International Capital Markets Advisory Committee and the MIT Visiting Committee for Economics, and serves as Chairman of the Board for the Partnership for the Homeless and as a director of the International Executive Service Corps. In May 2006, he became a member of the board of directors of Assured Guaranty Ltd., a credit insurance company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Dated: March 3, 2008	By:	/s/ Arlen W. Gelbard
Arlen W. Gelbard
Chief Administrative Officer and General Counsel